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                                                            Exhibit 10.27



                        [TANDEM TO $100 OPTION AGREEMENT]

                            TRANSAMERICA CORPORATION
                TANDEM LIMITED STOCK APPRECIATION RIGHT AGREEMENT

                  In connection with the grant under the Transamerica Corporation 1995 Performance Stock Option Plan (the "Plan") of a nonqualified stock option to purchase shares of common stock of Transamerica Corporation
("Shares") at a purchase price per Share of $100.00 (the "Related Option"), Transamerica Corporation (the "Company") hereby grants you, [NAME OF EMPLOYEE] (the "Employee"), a tandem limited stock appreciation right (a "TLSAR") under the Plan, to surrender all or part of the unexercised portion of the Related Option in exchange for a payment from the Company pursuant to this TLSAR. The date of this Agreement is January 26, 1995 (the "Grant Date"). In general, the latest date this TLSAR will expire is January 25, 2007 (the "Expiration Date"). However, as provided in Appendix A (attached hereto), this TLSAR may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this TLSAR are as follows:


Number of Shares to
Which this TLSAR Pertains:     [NUMBER]     Exercise Price per Share: $_________

 Scheduled Vesting Date:    The date on which a Change of Control occurs.

 Event Triggering                                       Maximum Time to Exercise
 Termination of TLSAR                                   After Triggering Event*

 Termination of Employment (except as shown below)               3 months
 Termination of Employment due to Disability                     3 years
 Termination of Employment due to Early or
     Normal Retirement                                           5 years
 Termination of Employment due to death                          3 years
 Change of Control                                               60 days
 Failure of the Related Option to Vest                           None
 Exercise of the Related Option                                  None

         * However, in no event may this TLSAR be exercised after the Expiration Date (except in certain cases of the death of the Employee).

         Your signature below indicates your agreement and understanding that this TLSAR is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this TLSAR is contained in Paragraphs 4 through 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS TLSAR.


TRANSAMERICA CORPORATION                                     EMPLOYEE



By______________________                               ________________________

  Title:                                               [NAME]


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                                   APPENDIX A

              TERMS AND CONDITIONS OF TANDEM LIMITED STOCK APPRECIATION RIGHTS

                  1. Grant of TLSAR. The Company hereby grants to the Employee under the Plan, in connection with the grant of the Related Option, and as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a TLSAR pertaining to all or any part of an aggregate of [NUMBER] Shares, which TLSAR entitles the Employee to surrender, on the terms and conditions set forth in this Agreement and the Plan, all or part of the Related Option in exchange for a payment from the Company in the amount determined under Paragraph 9 below.

                  2. Exercise Price. The exercise price per Share for this TLSAR (the "Exercise Price") shall be $[NUMBER], which is equal to the Fair Market Value per Share on the Grant Date.

                  3. Number of Shares. The number and class of Shares specified in Paragraph 1 above, and/or the Exercise Price, are subject to adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Company affecting the Shares (an "Event"). Any such adjustment shall be made by the Committee as constituted immediately prior to the applicable Event; provided, however, that the number of Shares subject to this TLSAR always shall be a whole number.

                  4. Vesting Schedule. The right to exercise this TLSAR will vest as to 100% of the Shares subject to the TLSAR upon the occurrence of a Change of Control, provided that (a) vesting will occur only if the Employee is an Executive on the date of the Change of Control, and (b) if the Employee is a
Section 16 Person, the right to exercise this TLSAR may not become vested until at least six (6) months after the Grant Date. Notwithstanding clause (b) of the preceding sentence, in the event of the Employee's Termination of Employment due to Normal Retirement, Disability or death, (i) if the right to exercise this TLSAR would have vested within six (6) months after such Termination of Employment (had the Employee not incurred a Termination of Employment), then the right to exercise this TLSAR will vest on the date that such right otherwise would have vested, and (ii) if the right to exercise this TLSAR would have vested more than six (6) months after such Termination of Employment (had the Employee not incurred a Termination of Employment), then the right to exercise a portion of the Shares to which this TLSAR pertains will vest on the date that such right otherwise would have vested, as determined in the discretion of the Committee based on the time elapsed from the Grant Date to the Termination of Employment and the vesting date.

                  5. Termination of TLSAR. In the event of the Employee's Termination of Employment for any reason other than Early or Normal Retirement, Disability or death, this TLSAR shall immediately terminate, provided that if this TLSAR became vested prior to such Termination of Employment, the Employee may, prior to the Expiration Date and subject to the last two sentences of this Paragraph 5, exercise the TLSAR. In the event of the Employee's Termination of Employment due to Disability, the Employee may, within three (3) years after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise this TLSAR (if then vested). In the event of the Employee's Termination of Employment due to Early or Normal Retirement, the Employee may, within five (5) years from the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise this TLSAR (if then vested). In addition, this TLSAR shall terminate on the first to occur of the following: (a) the first date on which the Related Option no longer may become exercisable, (b) the last day of the period of sixty (60) consecutive days which begins on the date of a Change of Control, or (c) upon exercise of the Related Option (but only to the extent provided in the following sentence). For each Share with respect to which the Related Option is exercised, the right to exercise [NUMBER] of the Shares subject to this TLSAR shall immediately terminate, provided that the number of Shares which so terminate shall be rounded to the nearest whole number (or to such number as is appropriate to ensure that the total number of shares covered by this TLSAR does not exceed the number specified in Paragraph 1 above).

                  6. Death of Employee. In the event that the Employee dies prior to the expiration of this TLSAR in accordance with the provisions of Paragraph 5 above, the Employee's designated beneficiary or beneficiaries, or if no beneficiary survives the Employee, the administrator or executor of the Employee's estate, nevertheless may, within three (3) years after the date of death, exercise any vested but unexercised portion of the TLSAR, but only to the extent that such right was transferred with respect to the Related Option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee of this TLSAR, (b) evidence satisfactory to the Company to establish the validity of the transfer of this TLSAR and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this TLSAR as set forth in this Agreement.

                  7. Persons Eligible to Exercise TLSAR. This TLSAR shall be exercisable during the Employee's lifetime only by the Employee. This TLSAR is not transferable, except that the Employee may transfer this TLSAR (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution, in which case this TLSAR shall be transferred to the same extent. Any such transfer shall be effective only if the Related Option also is transferred to the same transferee.

                  8. Notice of Exercise of TLSAR. This TLSAR may be exercised by the person then entitled to do so as to any portion of the TLSAR which may then be exercised by giving written notice of exercise to the Secretary of the Company (or his or her designee) specifying the number of full Shares with respect to which the TLSAR is to be exercised.

                  9. Payment of TLSAR Amount. Upon exercise of this TLSAR, the Employee shall be entitled to receive payment from the Company in an amount (the "TLSAR Amount") determined by multiplying:

                  (a) The amount by which the Change of Control Value (as defined below) of a Share on the date of exercise exceeds the Exercise Price, times

                  (b) The number of Shares with respect to which the TLSAR is exercised.

For this purpose, the "Change of Control Value" of a Share shall mean the greater of (i) the highest Fair Market Value of a Share during the period of 60 consecutive days which ends on the date of a Change of Control, or (ii) the highest price per Share paid in the transaction which gives rise to the Change of Control.

                  10. Form of Payment of TLSAR Amount. The TLSAR Amount shall be paid in cash, unless the Committee determines that such payment
(or portion thereof) would cause a transaction which gives rise to the Change of Control to be ineligible for pooling of interests accounting under APB No. 16, which transaction (but for such payment) otherwise would have been eligible for such accounting treatment, in which case the Committee may determine that the TLSAR Amount shall be paid in Shares of equivalent value. Prior to any payment of the TLSAR Amount, the Company shall deduct or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy any withholding taxes required to be withheld with respect to the payment.

                  11. No Rights of Stockholder. Neither the Employee (nor any beneficiary) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this TLSAR, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or beneficiary).

                  12. No Effect on Employment. The Employee's employment with the Company and its Affiliates is on an at-will basis only. Accordingly, the terms of the Employee's employment with the Company and its Affiliates shall be determined from time to time by the Company or the Affiliate employing the Employee (as the case may be), and the Company or the Affiliate shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. For purposes of this Agreement, the transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

                  13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 600 Montgomery Street, San Francisco, California 94111, or at such other address as the Company may hereafter designate in writing.

                  14. TLSAR is Not Transferable. Except as otherwise provided in Paragraphs 6 and 7 above, this TLSAR and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this TLSAR, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this TLSAR and the rights and privileges conferred hereby immediately shall become null and void.

                  15. Maximum Term of TLSAR. Notwithstanding any other provision of this Agreement except Paragraph 6 above relating to the death of the Employee (in which case the TLSAR is exercisable to the extent set forth therein), this TLSAR is not exercisable after the Expiration Date.

                  16. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

                  17. Conditions to Exercise. Exercise of this TLSAR will not be permitted until arrangements (satisfactory to the Company) have been made by the Employee for the payment of the amount of taxes required (as determined by the Company) to be withheld by reason of such exercise.

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                  18. Plan Governs. This Agreement is  subject to  all of  the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

                  19. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

                  20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

                  21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.